UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2004

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Clay Street Suite 3400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 659-1361

(Registrant’s telephone number, including area code)

ITEM 9.	Regulation FD Disclosure.

On January 7, 2004, Cheniere Energy, Inc. issued a press release announcing that its chairman, Charif Souki, will be making a presentation about the company on January 7th at the Pritchard Capital Partners Conference, Energize 2004: New Concepts in Natural Gas, Oil and Power, held at The Omni San Francisco Hotel. The press release and the slide show presentation are attached as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference into this Item 9. The Exhibits are not filed but are furnished pursuant to Regulation FD.

ITEM 7.	Financial Statements and Exhibits.

(c) Exhibits.

99.1*	Press Release dated January 7, 2004.

99.2*	Slide Show Presentation to be presented by Cheniere Energy, Inc. on January 7, 2004 at the Pritchard Capital Partners Conference, Energize 2004: New Concepts in Natural Gas, Oil and Power, held at The Omni San Francisco Hotel.

*—Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: January 7, 2004	By:	/s/ Don A. Turkleson

		Name:	Don A. Turkleson
		Title:	Chief Financial Officer